Exhibit 10.6

Loan And Security Agreement

Dated as of February 15, 2006

among

Arrowhead Target Fund Ltd.
The Lender,

and

Seven Arts Future Flows I, LLC
The Borrower

and

Seven Arts Filmed Entertainment Limited
And
Seven Arts Pictures Inc.
The Sellers and Guarantors

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) made this      day of January, 2006 by and among ARROWHEAD TARGET FUND LTD., a British Virgin Islands investment fund (“Lender”),  SEVEN ARTS FUTURE FLOWS I, LLC, a Delaware limited liability company (“Borrower”) and each of SEVEN ARTS FILMED ENTERTAINMENT LIMITED and SEVEN ARTS PICTURES INC. (collectively, “Seller” and “Guarantor”).

WITNESSETH:

WHEREAS, Borrower is requesting a Loan from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made;

NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

1. DEFINITIONS.

“Account”, “Account Debtor,” “Chattel Paper,” “Commercial Tort Claims,” “Deposit Accounts,” “Documents,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Proceeds,” “Supporting Obligations,” and “Tangible Chattel Paper,” shall have the respective meanings assigned to such terms in the Uniform Commercial Code, as the same may be in effect in the State of New York from time to time.

“Acquired Assets” shall mean the contracts, rights and related films set forth on Schedule A attached hereto.

“Acquisition Documents” shall mean all documents, instruments, conveyance agreements relating to the Acquired Assets and all documents and opinions of counsel executed in connection therewith.

“Affiliate” shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with,  Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of Borrower, or (iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by Borrower.

“Audit Fees” shall have the meaning specified in Subsection 12(d) hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or any day that banks in New York, New York or the British Virgin Islands are required or permitted to close.

“Capital Expenditures” shall mean with respect to any fiscal measurement period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such fiscal measurement period that are required by GAAP to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on a balance sheet of Borrower, all calculated in accordance with GAAP.

“Closing Date” shall mean the date on which all of the conditions precedent set forth in Section 17 hereof are satisfied (except for conditions the satisfaction of which on such date is expressly excused in writing by Lender) and the initial Loans are disbursed.

“Collateral” shall mean all of the property of Borrower and Guarantors described in Section 5 hereof, together with all other real or personal property of Borrower or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

“EBITDA” shall mean, with respect to any fiscal measurement period, the sum of (A)  net income after taxes for such fiscal measurement period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses) plus (B) interest expense, income tax expense, depreciation and amortization for such fiscal measurement period, all determined for Borrower in accordance with GAAP.

“Environmental Laws” shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower’s business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

“Event of Default” shall have the meaning specified in Section 15 hereof.

“Excess Cash Flow” shall mean for each of Borrower’s Fiscal Years, Borrower’s EBITDA for such period, minus interest payable during such period, minus actual principal payments made with respect to long term Indebtedness during such period.

“Fiscal Year” shall mean each twelve (12) month accounting period of Borrower, which ends on March 31st of each year.

“Fiscal Quarter” shall mean each three (3) month accounting period of Borrower ending on each March 31, June 30, September 30 and December 31 of each year.

“Fixed Charge Coverage” shall mean, with respect to any measurement period, the ratio of (i) EBITDA for the prior four (4) Fiscal Quarters, to (ii) Fixed Charges for the next succeeding four (4) Fiscal Quarters assuming principal of the Loans outstanding pursuant to the proposed amortization schedule hereunder.

“Fixed Charges” shall mean for any period, without duplication, scheduled payments of principal during the applicable period with respect to all Indebtedness, plus scheduled payments of cash interest during the applicable period with respect to all Indebtedness, plus cash payments during the applicable period in respect of income or franchise taxes of Borrower, plus distributions, all calculated for Borrower in accordance with GAAP.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect on the Closing Date and consistently applied.

“Hazardous Materials” shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

“Indebtedness” shall mean:

(i)            all indebtedness, obligations and liabilities for borrowed money, capital lease obligations, letters of credit, acceptances, interest rate, swap, or other hedging obligations, or the deferred purchase price for Property (excluding trade payables);

(ii)           to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

(iii)          to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

“Indemnified Party” shall have the meaning specified in Section 18 hereof.

“Liabilities” shall mean, any and all obligations, liabilities and Indebtedness of Borrower to Lender or to any Parent, Affiliate or Subsidiary of Lender of any and every kind and nature (specifically including the obligation of Borrower to reimburse Lender for any amounts advanced and/or paid by Lender on behalf of Borrower), howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law and whether principal, interest (including interest accruing after the commencement of a bankruptcy or reorganization case whether or not recoverable in such case), fees, expenses or otherwise.

“Loans” shall mean all loans and advances made by Lender to or on behalf of Borrower hereunder, and any portion(s) thereof.

“Lock Box Account Control Agreement,” “Lock Box,” and “Lock Box Account” shall have the meanings specified in Subsection 8(a) hereof.

“Material Adverse Change” shall mean an event or occurrence that would reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of Borrower or the Acquired Assets taken as a whole.

“Maximum Loan Limit” shall mean $9,000,000.

“Other Agreements” shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

“Permitted Liens” shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of Lender;  and (iii) liens for taxes not yet due or that are being contested in good faith by appropriate proceedings which validly stay enforcement or realization on such liens.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

“Plan” shall have the meaning specified in Subsection 12(b)(v) hereof.

“Regulatory Change” shall have the meaning specified in Subsection 4(b)(iii) hereof.

“Required Reserve Amount” shall mean $1,350,000 for all periods following June 30, 2006.

“Seller” shall mean Seven Arts Filmed Entertainment Limited and Seven Arts Pictures Inc. and their Affiliates.

“Servicer” shall mean Seven Arts Filmed Entertainment Limited.

“Servicer Fees” shall mean annual amount equal to two percent (2%) of the average outstanding principal amount of the Loan, payable in arrears at the end of each Fiscal Quarter (0.5% per Fiscal Quarter, pro rated for partial quarters) to the extent no Event of Default has occurred.

“Subsidiary” shall mean, as to any Person any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by such Person or any partnership of which such Person is a general partner.

“Term” shall have the meaning specified in Section 10 hereof.

“Term Loan” shall have the meaning specified in Subsection 2(a) hereof.

“United States Dollars” shall mean the lawful currency of the United States of America.

2. LOAN.

(a)           Term Loan.

Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, Lender shall make a term loan to Borrower in an amount equal to $9,000,000 (the “Term Loan”).

(b)           Repayment of Loans.

The principal owing with respect to the Term Loan shall be repaid in United States Dollars as follows:

(i)            Scheduled Repayment of Term Loan. The principal of Term Loan B shall be repaid in accordance with Schedule B, with an additional final installment consisting of the entire then remaining outstanding principal balance of the Term Loan payable on the last day of the Term.

(ii)           If any payment due date specified in clause (i) (or otherwise in this Agreement) is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

(iii)          Mandatory Prepayments.

(A)          Sales of Assets. Upon receipt of the proceeds of any sale or other disposition of any Collateral (excluding only a sale of inventory in the ordinary course of Borrower’s business),  or if any of the Collateral of Borrower is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof (whether insurance or otherwise) shall be paid by Borrower to Lender immediately upon receipt thereof by Borrower as a mandatory prepayment of the Liabilities of Borrower, such payment to be applied against such of the Liabilities in such order as determined by Lender, in its sole discretion.

(B)           Excess Cash Flow. For so long as the Term Loan is outstanding, concurrently with the delivery of the quarterly financial statements for each Fiscal Quarter (but in no event later than the date required for the delivery of such annual financial statements under Subsection 9(c) hereof, commencing with the Fiscal Quarter ending March 31, 2006, Borrower shall make a mandatory prepayment of the Term Loan in an amount equal to 100% of Borrower’s Excess Cash Flow for the Fiscal Quarter just ended, such prepayment to be applied against the remaining installments of principal of the Term Loan in the inverse order of their maturities (balloon installment first). In the event the outstanding principal amount of the Loan is less than the lesser of (i) 5% of the original issued amount of the Loan or (ii) $500,000, all outstanding principal and accrued interest on the Loan shall automatically become due and payable in full.

(iv)          Optional Prepayments. In addition to the foregoing provisions, the Notes may be prepaid upon not less than 90 days’ notice to Lender, in whole or in not less than $500,000 increments.

(c)           Notes.

The Loans shall be evidenced by, and Borrower shall, at Lender’s request, execute and deliver to Lender, a promissory notes in form and substance satisfactory to Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender.

3.            FLOW OF FUNDS AND RESERVE ACCOUNT. All revenues and Accounts of Borrower shall be applied in the following order:

(i) First, to pay all accrued interest due under the Loan until all accrued interest then due on the Loan has been paid in full; provided, that if there shall be insufficient funds in the Lock Box Account to pay all of the interest then due, Lock Box Bank shall draw down the Reserve Account in an amount sufficient to pay all of the Interest then due;

(ii) Second, to pay the Servicer Fees (except following the occurrence of an Event of Default, where Servicer Fees will be subordinated to the outstanding principal due and shall not be paid until the Loan is paid in full), as set forth in and calculated in accordance with the Servicing Agreement;

(iv) Third, beginning on the date of issuance and thereafter, excess cash remaining after payment of all accrued interest due will be paid into a Reserve Account, until the amount in the Reserve Account is equal to the Required Reserve Amount;

a. Borrower will deposit at Closing $600,000 (6.7% of Maximum Loan Amount) into the Reserve Account. It is anticipated that the Required Reserve Amount will reach $1,350,000 by June 30, 2006.

b.     Should the balance in the Reserve Account become less than 15% of the outstanding balance as measured quarterly, all excess cash after interest payment will be paid to the Reserve Account until the 15% is replenished.

c. This balance will be maintained at 15% of the outstanding balance throughout the Term.

(v) Fourth, once the Reserve Account balance is greater than or equal to the Required Reserve Amount, to pay the outstanding principal of the Loan until the entire amount of the Loan shall have been paid in full;

(vi) Fifth, in the event of a breach by Borrower, Seller or Servicer of any representation, warranty or covenant under any loan document assigned by Seller to Borrower, the amount of loss or damage arising thereunder or in the event of any payment under an indemnity or other provision thereunder, the amount of the same shall be paid to the Issuer (or directly to Lender, if Lender has been damaged by such breach);

(vii) Sixth, any payment under, or in result of a breach by Seller or Servicer of the Purchase and Sale Agreement, the Servicing Agreement, or any other agreement to which the Seller or Servicer is a party in connection with this Agreement or the transactions occasioned hereby shall be paid to the party to whom such amount is owed; and

(viii) Seventh, the balance remaining (if any) to the Issuer, which may, so long as no Event of Default has occurred, then be distributed to Servicer.

4. INTEREST, FEES AND CHARGES.

(a)           Interest Rate.

(i)            Subject to the terms and conditions set forth below, the Loan shall bear interest at the per annum rate of thirteen percent (13%) compounding and accruing quarterly. Accrued interest on the Loan shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 during the Term. Following the occurrence of an Event of Default the foregoing rate of interest shall be increased to twenty-one percent (21%) per annum.

(b)           Fees And Charges.

(i)            Costs and Expenses:  Borrower shall reimburse Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys’ fees, incurred by Lender in connection with the (i) analysis, due diligence, documentation, consummation and administration of this transaction and the Loan and any other transactions between Borrower and Lender, including, without limitation, fees and expenses for Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, field examination costs, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and (iv) administration and enforcement of any of Lender’s rights under this Agreement or any Other Agreement. All such costs, expenses and charges shall constitute Liabilities hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. Notwithstanding the foregoing, the legal fees of Lender for which Borrower is responsible and Closing shall not exceed $50,000.

(ii)           Capital Adequacy Charge. If Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Borrower of a written demand therefor (“Capital Adequacy Demand”) together with the certificate described below, Borrower shall pay to Lender such additional amount or amounts (“Capital Adequacy Charge”) as will compensate Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

(c)           Maximum Interest.

It is the intent of the parties that the rate of interest and other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower or, at Lender’s option, credited against the obligations to become payable thereafter.

5. COLLATERAL.

(a)           Grant of Security Interest to Lender.

As security for the payment of all Loans now or in the future made by Lender to or on behalf of Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to Lender and grants to Lender a continuing perfected first priority lien, charge and security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located:  (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification, and specifically including, all rights and claims (but not any obligations) under the Acquisition Documents (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g)  all Letter-of-Credit Rights; (h)  Commercial Tort Claims listed on Schedule 5(a) hereto; (i) Supporting Obligations; (j) any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower’s books and records relating to any of the foregoing and to Borrower’s business. Borrower shall cause copyright mortgages covering all films underlying the Collateral to be filed with the United States Copyright Office.

(b)           Other Security.

Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney’s fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Liabilities, payable by Borrower to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(c)           Possessory Collateral.

Immediately upon Borrower’s receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities,  Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower’s attorney and agent-in-fact, to endorse or assign the same on Borrower’s behalf.

(d)           Electronic Chattel Paper.

To the extent that a Borrower obtains or maintains any Electronic Chattel Paper, Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(e)           Equity Interests:  As further security for payment and performance of all Liabilities, Guarantors hereby pledge to Lender all membership and other equity interests in Borrower, which pledge(s) may be further subject to a pledge agreement acceptable to Lender (but in the absence of such further pledge agreement shall be deemed pledged to Lender as security and Collateral hereunder) and remain in effect until all Liabilities are paid and satisfied in full.

6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

Borrower hereby authorizes Lender to file UCC-1 financing statements and copyright mortgages against Borrower covering the Collateral owned by Borrower (and describing such Collateral, if Lender shall so choose in its absolute discretion, as “All Assets” of Borrower) in such jurisdictions as Lender shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Lender hereunder, with or without the signature of Borrower. Borrower shall, at Lender’s request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary, prudent or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower’s true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender’s security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Borrower further ratifies and confirms the prior filing by Lender of any (and any appropriate amendments or continuations thereof) and all financing statements which identify such Borrower as debtor, Lender as secured party and any or all Collateral as collateral.

7. POSSESSION OF COLLATERAL AND RELATED MATTERS.

Until an Event of Default has occurred and Lender has notified Borrower to the contrary, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower business consistent with past practices, to (a) sell, lease or furnish under contracts of service any of such Borrower’s Inventory normally held by Borrower for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of any Indebtedness owed by Borrower.

8. COLLECTIONS.

(a)           Borrower shall direct all of its Account Debtors to make all payments on the Accounts of Borrower directly to one or more post office box(es) (each a “Lock Box”) designated by, and under the exclusive control of, Lender, at Comerica Bank. In connection with each such Lock Box, Borrower shall establish a deposit account (each a “Lock Box Account”) in Lender’s name with Comerica Bank, into which all payments received in the respective Lock Box shall be deposited. Borrower will, immediately upon receipt thereof, deposit into one of such Lock Box Accounts all payments received by Borrower on its Accounts and any and all other cash proceeds of any Collateral in the identical form in which such payments were received, whether by cash or check, and Borrower shall direct any Account Debtor wishing to send a wire transfer as payment to send any funds to one such Lock Box Account. If Borrower or any Affiliate or Subsidiary of Borrower or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary thereof, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to one of the Lock Box Accounts. Borrower shall execute a tri-party account control agreement with respect to each such Lock Box Account (each such agreement, as it may hereafter be amended, modified, restated or replaced from time to time, a “Lock Box Account Control Agreement”) among Lender, Borrower and Comerica Bank. Each such Lock Box Control Agreement shall provide that the amounts on deposit in such Lock Box Account are the sole and exclusive property of Lender, that Comerica Bank will follow the instructions of Lender with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from Borrower, that Comerica Bank has no right to setoff against the Lock Box Account or against any other account maintained by Comerica Bank into which the contents of the Lock Box

Account are transferred, and that Comerica Bank shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Lender, funds deposited in the Lock Box Account on a daily basis as such funds are collected.

(b)           Borrower agrees that all payments received by Lender from such Lock Box Accounts or otherwise, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be applied on account of the applicable Liabilities (other than the Term Loans) in accordance with the terms of this Agreement. All of such fees, costs and expenses if not paid by Borrower, may be paid by Lender and in such event all amounts paid by Lender shall constitute Liabilities hereunder, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrower’s behalf. For the purpose of this Section 8, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower’s true and lawful attorney and agent-in-fact (i) to endorse Borrower’s name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of Borrower’s mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

(c)           Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower’s Accounts or other amounts owed to Borrower by suit or otherwise; (ii) exercise all of such Borrower’s rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any Indebtedness thereunder; (iv) sell or assign any Account of Borrower or other amount owed to Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign such Borrower’s name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Lender’s sole discretion, to fulfill Borrower’s obligations under this Agreement and to allow Lender to collect the Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Lender may at any time, whether before or after the occurrence of an Event of Default, at Borrower’s expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

9. COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

(a)           Quarterly Reports.

Borrower shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event within thirty (30) days after the end of each Fiscal Quarter, (A) a detailed trial balance of Borrower’s Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses of all Account Debtors of Borrower, and (B) a summary and detail of accounts payable of Borrower (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole discretion), including a listing of any held checks, and (C) detailed calculations of the revenues of each film underlying the Acquired Assets for such Fiscal Quarter.

(b)           Financial Statements.

Borrower and Guarantors shall deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement:  (i) no later than thirty (30) days after each calendar month, copies of internally prepared financial statements for Borrower in accordance with GAAP, including, without limitation, balance sheets and statements of income, retained earnings and cash flow certified by the Chief Financial Officer of Borrower; and (ii) no later than one hundred eighty (180) days after the end of each Fiscal Year audited annual financial statements for Seven Arts Pictures PLC and its subsidiaries (including Borrower) in accordance with GAAP, with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Lender, which financial statements shall be accompanied by (A) a letter from such accountants acknowledging that they are aware that a primary intent of Borrower in obtaining such financial statements is to influence Lender and that Lender is relying upon such financial statements in connection with the exercise of its rights hereunder and (B) copies of any management letters sent to Borrower or its Affiliates by such accountants.

(c)           Annual Projections.

As soon as practicable and in any event prior to the first day of each Fiscal Year, Borrower shall deliver to Lender projected balance sheets, statements of income and cash flow for Borrower for each of the twelve (12) months in such coming Fiscal Year, which projections shall include the assumptions used therein together with appropriate supporting details as reasonably requested by Lender.

(d)           Public Reporting.

Promptly upon the filing thereof, Borrower shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower files with the Securities and Exchange Commission, as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

(e)           Other Information.

Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections regarding Borrower as Lender may reasonably request.

10. TERMINATION.

THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL DECEMBER 31, 2008 (THE “TERM”) UNLESS (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF; OR (B) BORROWER ELECTS TO TERMINATE THIS AGREEMENT AT ANY TIME BY GIVING LENDER AT LEAST SIXTY (60) DAYS’ NOTICE OF SUCH ELECTION AND BY PAYING ALL OF THE LIABILITIES IN FULL (INCLUDING ANY APPLICABLE BREAKAGE COST OR PREPAYMENT FEE). If one or more of the events specified in clauses (A) or (B) occurs, then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another Lender, Borrower shall deliver such lender’s indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to such Borrower’s accounts, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower’s account.

11. REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to Lender, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall be true at the time of Borrower’s execution hereof and the closing of the transactions described herein or related hereto (and presumes that the closing has occurred under the Acquisition Documents), shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement:

(a)           Financial Statements and Other Information.

All financial statements of Borrower and otherwise relating to the Acquired Assets :  (A) fairly present in all material respects the financial condition of the Acquired Assets at the dates therein indicated and the results of operations for the periods therein specified; and (B) have been prepared in accordance with GAAP applied on a basis consistent throughout the periods covered thereby except as otherwise disclosed in any notes thereto. There has been no Material Adverse Change in the financial condition, the operations, assets liabilities, business, prospects or any other status of the Acquired Assets. All written information now or heretofore furnished by Borrower to Lender is true and correct as of the date with respect to which such information was furnished. All financial projections concerning Borrower and the Acquired Assets that have been or are hereafter made available to Lender by either of them or any of their representatives (“Projections”) have been or will be prepared in good faith based upon reasonable assumptions.

(b)           Locations.

The office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower’s principal place of business and all of Borrower’s other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Schedule 11(b), and at other locations within the continental United States of which Lender has been advised by Borrower in accordance with Subsection 12(b)(i). The Collateral, including, without limitation, the Equipment (except any part thereof which Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Schedule 11(b), and at other locations within the continental United States of which Lender has been advised by a Borrower in writing in accordance with Subsection 12(b)(i) hereof.

(c)           Loans by Borrower.

Borrower has not made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of Borrower for travel and other expenses arising in the ordinary course of Borrower’s business and loans permitted pursuant to Subsection 13(f) hereof.

(d)           Accounts.

All accounts receivable of Borrower and the Acquired Assets have arisen out of bona fide transactions in the ordinary course of business and constitute valid and binding obligations of the obligors, makers, co-makers, guarantors, endorsers or debtors thereof or thereunder arising from sales actually made or services actually performed by Borrower or its Affiliates in the ordinary course of business consistent with past practice. The accounts receivable of the Acquired Assets in excess of reasonable reserves for doubtful accounts, rebates and incentives are, and shall be, collectible in full without set-off, deduction or counterclaim in at least the face amount of the invoices or bills evidencing such accounts. There is no contest, claim, defense or setoff right under any contract or agreement with any Account Debtor of any receivable relating to the amount or validity of such accounts receivable.

(e)           Liens.

Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

(f)            Organization, Authority and No Conflict.

Borrower is a limited liability company duly organized, validly existing and in good standing in the State of Delaware and has an organizational identification number and chief executive office as indicated on Schedule 11(f) hereto. Borrower is duly qualified and in good standing in all jurisdictions where the nature and extent of the business transacted by it or the ownership of its assets makes such qualifications necessary, except where the failure to so qualify would have a Material Adverse Effect. The jurisdictions of qualification to do business of Borrower are indicated on Schedule 11(f) A hereto. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Borrower’s execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Loan Party, and Borrower’s execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower’s property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected.

(g)           Litigation.

Except as shown on Schedule 11(g), there are no actions or proceedings which are pending or threatened against Borrower, or with respect to the Acquired Assets. No pending or threatened action or proceeding is reasonably likely to have a Material Adverse Effect, and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender. Borrower has no Commercial Tort Claims pending other than those set forth on Schedule 5(a) hereto, as Schedule 5(a) may be amended from time to time.

(h)           Compliance with Laws and Maintenance of Permits.

Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect. Borrower is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect.

(i)            Affiliate Transactions.

Borrower is not conducting, permitting or suffering to be conducted, any transaction with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business consistent with past practices pursuant to terms that are no less favorable to Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

(j)            Names and Trade Names.

Borrower’s name has always been as set forth on the first page of this Agreement and Borrower does not use, or presently intend to use, any trade names, assumed names, fictitious names or division names in the operation of its business, except in each case as set forth on Schedule 11(j) hereto.

(k)           Acquired Assets.

Borrower has good and valid title to and ownership of all Acquired Assets. Borrower has delivered to Lender true and complete copies of all contracts constituting Acquired Assets. There does not exist any default or event which would reasonably be expected to result in a default under an contract or agreement constituting an Acquired Asset. All such contracts and agreements constituting Acquired Assets are in full force and enforceable against the counterparty thereto. The Acquired Assets were acquired and constitute a “true sale” for purposes of all applicable laws.

(l)            Enforceability.

This Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms.

(m)          Solvency.

Borrower is, after giving effect to the transactions contemplated hereby and by the Acquisition Documents, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder or under the Acquisition Documents.

(n)           Indebtedness.

Except as set forth on Schedule 11(n) hereto, Borrower is not obligated (directly or indirectly), for any Indebtedness other than the Loans.

(o)           Margin Security and Use of Proceeds.

Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

(p)           Capital Structure.

Schedule 11(p) hereto sets forth the total membership interest of Borrower. Borrower has no Subsidiaries and is not engaged in any partnership or joint venture with any Person.

(q)           No Defaults.

Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, and Borrower does not know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect.

(r)            Intellectual Property.

(i)             Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it. Schedule 11(s) hereto lists (i) each copyright (and each application therefor), (ii) each trademark or service mark (and each application therefor) and (iii) each patent (and each application therefor) owned and/or filed by Borrower, listing in each case the registration or application number and date of each such item of intellectual property and the owner thereof. Schedule 11(s) also lists each agreement between Borrower and one or more third parties pursuant to which Borrower is the licensee of and has the right to use of any copyright(s), trademark(s) or service mark(s) or patent(s) (each such agreement, as it may hereafter be amended, modified, restated or replaced from time to time, a “Licensing Agreement”), listing in each case an itemized description of the intellectual property subject to such Licensing Agreement, including, if known, the information required with respect to the intellectual property owned by the Loan Parties. No use or intended use by Borrower of any patent, trademark, trade name, copyright or license is in violation of or conflict with the rights of any other Person.

(s)           Acquisition Documents.

Borrower has delivered to Lender complete copies of the Acquisition Documents (including all schedules, exhibits and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such agreements and documents has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or agreement which has heretofore been delivered to Lender.

(t)            Use of Proceeds.

The proceeds of the Loans shall be used (i) to consummate the transactions contemplated by the Acquisition Documents, (ii) to pay fees and expenses of Borrower in connection with the closing of the transactions thereunder and hereunder, (iii) to repay the existing Indebtedness secured by the Acquired Assets set forth on Schedule C, and (iv) for Borrower’s general working capital purposes.

(x)            Special Purpose Vehicle Provisions. Borrower is operated as an entity separate from any other Person and, towards such end, Borrower:

(i)            has its own board of managers the composition of which is not identical to that of the governing body of any Affiliate, even though some if not all of Borrower’s managers may serve as managers or directors of various members of its Affiliates;

(ii)           has at least one officer who is responsible for the day-to-day management of its affairs and at least one independent manager whose approval is required for any bankruptcy petition or action involving Borrower;

(iii)          maintains books and records of account (including financial records) which are separate from any of its Affiliates and maintains its assets in a manner which facilitates their identification and segregation from those of any of its Affiliates;

(iv)          conducts all intercompany transactions with all Affiliates on an arm’s-length basis;

(v)           has not guaranteed any obligation of any Affiliate, nor has it had any of its obligations guaranteed by any such Persons and has not held itself out as responsible for debts of any such Person or for the decisions or actions with respect to the business and affairs of any such Person;

(vi)          has not permitted the commingling or pooling of its funds or other assets with the funds or assets of any Affiliate, except as otherwise permitted by this Agreement and the other agreements and documents executed in connection herewith;

(vii)         does not at any time pool any of its funds with those of any Affiliate;

(viii)        conducts all of its business (whether in writing or orally) solely in its own name and, in the case of written correspondence, under its own letterhead; and

(ix)           practices and adheres to corporate formalities such as complying with its certificate of formation and limited liability company agreement and corporate resolutions, the holding of regularly scheduled board of managers meetings and the keeping of corporate minutes to reflect the same.

(y)           Placement Agent.

Except for Capitoline Global Finance, Inc. and Equinox Securities, Inc., the collective placement fees of which shall not exceed four percent (4%) of the principal amount of the Loan plus a remaining $50,000 retainer and shall be paid by Borrower, Borrower and its Affiliates have not engaged any other placement agent with respect to the Loan hereunder.

12. AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender’s prior written consent waiving or modifying any of Borrower’s covenants hereunder in any specific instance, Borrower covenants and agrees as follows:

(a)           Maintenance of Records.

Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower’s business activities, in accordance with sound accounting practices and GAAP and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 11(a).

(b)           Notices.

Borrower shall:

(i)             Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Lender of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of Borrower’s books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which Borrower has previously advised Lender that such Goods will be used.

(ii)            Litigation and Proceedings. Promptly upon becoming aware thereof, notify Lender of any actions or proceedings which are pending or threatened against Borrower, and of any Commercial Tort Claims which notice shall constitute Borrower’s authorization to amend Schedule 5(a) to add such Commercial Tort Claim.

(iii)           Names and Trade Names. Notify Lender within ten (10) days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

(iv)           ERISA Matters. Promptly notify Lender of (x) the occurrence of any “reportable event” (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the “PBGC”) of any employee benefit plan (“Plan”) covering any officers or employees of the Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

(v)            Environmental Matters. Promptly notify Lender upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any material non-compliance with or material violation of the requirements of any Environmental Law by Borrower or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other material environmental, health or safety matter which affects Borrower or its business operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

(vi)           Default; Material Adverse Change. Promptly advise Lender of any Material Adverse Change with respect to Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

(vii)          Default under the Acquisition Documents. Promptly advise Lender of any default under any of the Acquisition Documents, or any event which with the giving of notice, or lapse of time, or both, would constitute an event of default under any of the Acquisition Documents.

(viii)         Maintenance of Representations and Warranties and Covenants. Continue to comply with all representations and warranties and covenants contained hereunder.

All of the foregoing notices shall be provided by Borrower to Lender in writing.

(c)           Compliance with Laws and Maintenance of Permits.

Borrower shall maintain all applicable governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower, and Borrower shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on Borrower. Following any determination by Lender that there is material non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid material non-compliance, with any Environmental Law by Borrower, Borrower, at Borrower’s expense, shall cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

(d)           Inspection and Audits.

Borrower shall permit Lender, or any representatives of Lender, to call at Borrower’s places of business at any reasonable times during normal business hours and, so long as no Event of Default has occurred and is continuing, a prior appointment, and, without unreasonable hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower’s books, records, journals, orders, receipts and any correspondence and other data relating to Borrower’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower’s business as Lender may consider reasonable under the circumstances. Borrower shall furnish to Lender such information relevant to Lender’s rights under this Agreement and the Other Agreements as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender’s name, to verify the validity, amount or any other matter relating to any of Borrower’s Accounts, by mail, telephone, telecopy, electronic mail, or otherwise. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of Borrower with Borrower’s independent public accountants. Any such discussions shall be without liability to Lender or to Borrower’s independent public accountants. Borrower shall pay to Lender all customary fees (currently $750 per person per day) and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(e)           Insurance.

Borrower shall:

(i)  Procure, comply with all terms of, pay all premiums due on and maintain in full force and effect so long as any Liabilities shall remain outstanding, all insurance (with financially sound and reputable insurers acceptable to Lender) customary in the motion picture and television industries for the Collateral, or necessary to adequately protect Borrower’s assets, including, without limitation, errors and omissions insurance, casualty insurance, comprehensive and general liability insurance, third party property damage insurance, third party liability insurance, and workers’ compensation or equivalent employer’s liability insurance;

(ii)  Cause (a) all such above-described insurance to provide for Lender’s benefit that thirty (30) days’ prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to Bank; (b) the insurance described above to be assigned to Lender as collateral; and (c) all other above-described insurance to name Lender as the loss payee, an additional insured or a named beneficiary (as the case may be);

(iii)  Upon Lender’s request, render a statement, in such detail as Lender may request, as to all such insurance coverage; and

(iv)  If the Borrower fails to pay any premium required by such insurance policies, Lender may, in its sole discretion, pay the same and an amount equal to such payment shall be deemed Loan hereunder.

(f)            Collateral.

Borrower shall keep the tangible assets constituting Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained. Borrower shall permit Lender to examine any of the tangible assets constituting Collateral at any time and wherever such Collateral may be located and, Borrower shall, promptly upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

(g)           Use of Proceeds.

All monies and other property obtained by Borrower from Lender pursuant to this Agreement shall be used solely for the purposes set forth in Section 11(w).

(h)           Taxes.

Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower’s financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes other than Permitted Liens; (iii) Borrower keeps on deposit with Lender (such deposit to be held without interest) an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(i)            Intellectual Property.

Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it, including without limitation with respect to the Acquired Assets.

(j)             Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control.

As required by federal law and Lender’s policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services and Borrower agrees to provide such information. In addition, and without limiting the foregoing sentence, Borrower shall (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

13. NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender’s prior written consent waiving or modifying any of Borrower’s covenants hereunder in any specific instance, Borrower agrees as follows:

(a)           Guaranties.

Borrower shall not assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

(b)           Indebtedness.

Borrower shall not create, incur, assume, or become obligated (directly or indirectly), for any Indebtedness other than the Loans.

(c)           Liens.

Borrower shall not grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, including the Acquired Assets, other than Permitted Liens.

(d)           Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

Borrower shall not (i) enter into any merger, consolidation, liquidation or dissolution; (ii) change the jurisdiction of Borrower’s organization or enter into any transaction which has the effect of changing Borrower’s jurisdiction of organization (iii) sell, lease or otherwise dispose of any of its assets other than sales of Inventory in the ordinary course of its business; (iv) purchase any of the stock or other equity interests or all or a material portion of the assets of any Person or division of such Person; or (v) enter into any other transaction outside the ordinary course of such Borrower’s business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest. Borrower shall not form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.

(e)           Dividends and Distributions.

Borrower shall not declare or pay any dividend or other distribution (whether in cash or in kind) on account of any equity interest in Borrower.

(f)            Investments; Loans.

Borrower shall not purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States; nor shall Borrower lend or otherwise advance funds to any Person.

(g)           Leases.

Borrower shall not enter into any operating lease. Borrower shall not enter into any sale and leaseback transactions.

(h)           Fundamental Changes, Line of Business.

Borrower shall not amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from Borrower’s current business.

(i)            Equipment.

Borrower shall not (i) permit any Equipment to become a Fixture to real property unless such real property is owned by Borrower and is subject to a mortgage in favor of Lender, or if such real estate is leased, is subject to a landlord’s agreement in favor of Lender on terms acceptable to Lender, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender, subject to Permitted Liens.

(j)            Affiliate Transactions.

Borrower shall not conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of Borrower’s business pursuant to terms that are no less favorable to Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

(k)           Settling of Accounts.

Borrower shall not settle or adjust any Account without the consent of Lender (which consent shall not unreasonably be withheld so long as no Event of Default as occurred and is continuing), provided, that following the occurrence of an Event of Default, Borrower shall not settle or adjust any Account without the consent of Lender.

(l)            Acquisition Documents.

Borrower shall not enter into any amendment, waiver or modification of the Acquisition Documents without the prior written consent of Lender (which consent shall not be unreasonably withheld).

14. FINANCIAL COVENANTS.

Loan Parties shall maintain and keep in full force and effect each of the financial covenants set forth below:

(a)           Fixed Charge Coverage Ratio. Beginning December 31, 2006, Borrower shall maintain a minimum Fixed Charge Coverage Ratio, measured quarterly as of the end of each Fiscal Quarter on a rolling four quarter basis, of no less than 2.0 to 1.0.

15. DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default” by Borrower hereunder:

(a)           Payment.

The failure of Borrower to pay when due, (whether on a scheduled due date, at stated maturity, by acceleration or otherwise on demand) any of the Liabilities, including without limitation any payments of principal or interest on any of the Loans, provided that a grace period of five (5) Business Days shall be permitted with respect to payment of interest.

(b)           Breach of this Agreement and the Other Agreements.

The failure of Borrower to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of Borrower under this Agreement or any of the Other Agreements; provided that Lender shall use reasonable efforts to permit Borrower to cure any immaterial, non-financial failure to perform any of the foregoing covenants for a period of thirty (30) days so long as such failure is reasonably susceptible to cure and Borrower is taking reasonable steps to cure same, it being understood that during such cure period no payments of any Servicer Fees shall be permitted.

(c)           Breaches of Other Obligations.

The breach or default by Borrower under any agreement, contract or instrument with any Person (other than Lender) that continues for more than the applicable cure period, if any, with respect thereto, if such breach or default would give such Person a right of acceleration of Borrower’s obligations under or to termination of such agreement, or otherwise would be reasonably likely to have a Material Adverse Effect.

(d)           Breach of Representations and Warranties.

The making or furnishing by Borrower to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between Borrower and Lender, which is untrue or misleading in any material respect when made.

(e)           Loss of Collateral.

The occurrence of any uninsured damage to, loss, theft, destruction, condemnation or confiscation of any Collateral having a value in excess of $10,000.

(f)            Levy, Seizure or Attachment.

The making of, or the issuance of a notice of any levy, seizure or attachment upon any of the Collateral.

(g)           Bankruptcy or Appointment of Receiver.

Borrower shall (i) apply for, consent to or suffer the appointment of or the taking of possession by, a receiver, custodian, trustee, liquidator, administrator, administrative receiver or similar fiduciary of itself or any party of the Collateral, or the making of an administration order, (ii) make a general assignment for the benefit of creditors, or composition or arrangement with its creditors generally, (iii) commence a voluntary case under any state or federal bankruptcy law or equivalent foreign bankruptcy or insolvency laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, or have an administrative receiver or a receiver appointed over it, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within 60 days any petition filed against it in any involuntary case under such bankruptcy laws or insolvency laws, or (vii) to take any action to effect any of the foregoing.

(h)           Insolvency; Ceasing Business.

Borrower shall admit in writing its inability to be generally unable or be alleged by its creditors to be generally unable to pay its debts as and where due, or Borrower shall cease the operation of any material position of its business.

(i)            Judgment or Order.

The entry of any judgment or judgments totaling in the aggregate in excess of $10,000 against Borrower which remains unsatisfied or undischarged and in effect for twenty (20) days after such entry without a stay of enforcement or execution or the entry of any order or decree which would be reasonably likely to have a Material Adverse Effect as to Borrower.

(j)            Criminal Proceedings.

The institution in any court of a criminal proceeding against Borrower, Seller or Peter Hoffman, or the indictment of Borrower, Seller or Peter Hoffman for any crime.

(k)           Change of Control.

If Seven Arts Pictures Inc. shall not be the legal and beneficial owner of and have (for all purposes and matters) voting control of at least 100% of the membership interests in Borrower.

(l)            Change of Management.

If Peter Hoffman is no longer actively involved with the management of Borrower for any reason.

(m)          Material Adverse Change.

The occurrence of any Material Adverse Change.

16. REMEDIES UPON AN EVENT OF DEFAULT.

(a)           Upon the occurrence of an Event of Default described in Subsections 15(g) or (h) hereof, all of the Liabilities shall immediately and automatically become due and payable, and this Agreement shall terminate. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

(b)           Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrower’s premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrower’s premises without cost to Lender. At Lender’s request, Borrower shall, at Borrower’s expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and the applicable Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys’ fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

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17. CONDITIONS PRECEDENT.

The obligation of Lender to fund the Term Loan is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

(a)           The representations and warranties of Borrower hereunder shall true and correct in all material respects and Lender shall have received such documents and certificates evidencing the foregoing, each of which documents shall be satisfactory in both form and substance to Lender and Lender’s counsel;

(b)           The acquisition of the Acquired Assets under the Acquisition Documents has been consummated and Lender shall have received evidence satisfactory to it of such consummation, and all Liens relating to the Acquired Assets shall have been released;

(c)           No event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Assets or Borrower;

(d)           Lender shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

(e)           Lender shall have received the executed legal opinion of Gipson Hoffman & Pancione in form and substance satisfactory to Lender which shall cover such matters incident to the transactions described herein as Lender may reasonably require (including, without limitation, enforceability and perfection issues with respect to the Collateral) and Borrower hereby authorizes and directs such counsel to deliver such opinions to Lender;

(f)            Lender shall have received duly executed agreements establishing the Lock Box and Lox Box Account with financial institutions acceptable to Agent for the collection or servicing of the Accounts and proceeds of the Collateral;

(g)           Lender shall have received in form and substance satisfactory to Lender, certified copies of Borrower’s casualty insurance policies, together with mortgagee and Lender loss payable endorsements on Lender’s standard form of lender loss payee endorsement naming Lender as mortgagee and lender loss payee and certified copies of Borrower’s liability insurance policies, together with endorsements naming Lender as a co-insured;

(h)           Lender shall have received and reviewed copies of all material contracts of Borrower including, without limitation, all such agreement constituting Collateral and otherwise relating to the Acquired Assets, and such contracts and agreements shall be satisfactory in all material respects to Lender;

(i)            Borrower shall have received (and Lender shall be received satisfactory evidence of) a cash equity investment of at least $10,000;

(j)            No Event of Default or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both) shall exist;

(k)           All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions described in the Acquisition Documents and herein shall be reasonably satisfactory in form and substance to Lender and its counsel;

(l)            Lender shall have received final executed copies of the Acquisition Documents in form and substance satisfactory to Lender;

(m)          Lender shall have received a copy of all financial statements for the Acquired Assets, internally prepared on a consistent basis with prior monthly financial statements during 2005 delivered to Lender; and

(n)           Borrower shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

18. INDEMNIFICATION.

Each of Borrower and each Guarantor, jointly and severally, agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any foreign, federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loan, any breach of Borrower’s representations and warranties hereunder, or the use or intended use of the proceeds of the Loan; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this Section 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

19. NOTICE.

All written notices and other written communications with respect to this Agreement shall be sent by certified or overnight mail, by facsimile or delivered in person, and in the case of Lender shall be sent to it at                                , and in the case of Borrower shall be sent to Borrower at its principal place of business set forth on Schedule 11(b) hereto, or as otherwise directed by Borrower in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

20. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

This Agreement and the Other Agreements are submitted by Borrower to Lender for Lender’s acceptance or rejection at Lender’s principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF NEW YORK, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITES WITHIN THE CITY OF NEW YORK, STATE OF NEW YORK. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. EACH LOAN PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH LOAN PARTY BY LENDER IN ACCORDANCE WITH THE PRECEDING SENTENCE. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made (i) by internationally recognized overnight courier or hand delivery directed to Borrower at its notice address as provided for in Section 19, and service so made shall be deemed completed (x) in the case of service made by overnight courier, one (1) Business Day after the same shall have been delivered to such overnight courier and (y) in the case of hand delivery to Borrower, on the date so delivered, or (ii) in the alternative, at Lender’s sole option, by service upon Borrower, which Borrower irrevocably appoints so Borrower’s agent for the purpose of accepting service in the Commonwealth of Pennsylvania.

Nothing contained in the foregoing shall be construed to limit Lender’s right, exercisable in its sole discretion to litigate or bring any action or proceeding against Borrower in any other court located in any other jurisdiction, foreign or otherwise.

21. MODIFICATION AND BENEFIT OF AGREEMENT.

This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower or such other Person who is a party to such Other Agreement and Lender. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, Borrower’s rights, titles, interest, remedies, powers or duties hereunder and thereunder. Borrower hereby consents to Lender’s sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender’s rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

22. HEADINGS OF SUBDIVISIONS.

The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

23. POWER OF ATTORNEY.

Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

24. COUNTERPARTS.

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

25. ELECTRONIC SUBMISSIONS.

Upon not less than thirty (30) days’ prior written notice (the “Approved Electronic Form Notice”), Lender may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Lender in “Approved Electronic Form” (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof “Electronic Form” means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Lender, and “Approved Electronic Form” means an Electronic Form that has been approved in writing by Lender (which approval has not been revoked or modified by Lender) and sent to Borrower in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

26. WAIVER OF JURY TRIAL; OTHER WAIVERS.

(a)           Borrower and Lender each hereby waives all rights to trial by jury in any action or proceeding which pertains directly or indirectly to this agreement, the notes, any of the other agreements, the liabilities, the collateral, any alleged tortious conduct by borrower or lender or which, in any way, directly or indirectly, arises out of or relates to the relationship between Borrower and Lender. In no event shall lender be liable for lost profits or other special or consequential damages.

(b)           Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

(c)           Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any Indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to Borrower, including, without limitation any deposit account at Lender or such affiliate.

(d)           BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

Lender’s failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrower specifying such suspension or waiver.

27. GUARANTY.

Each of the Guarantors hereby jointly and severally, irrevocably and unconditionally guaranties the truth and accuracy of the representations and warranties of Borrower hereunder, and hereby makes the same representations and warranties with respect to itself, mutatis mutandis. Guarantors hereby waive any defense of counterclaim against Lender with respect to Lender’s enforcement of the foregoing guaranty.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

LENDER:

ARROWHEAD TARGET FUND LTD.

By:
Name:
Title:

BORROWER:

SEVEN ARTS FUTURE FLOWS I, LLC

By:
Name:
Title:

SELLERS AND GUARANTORS:

SEVEN ARTS FILMED ENTERTAINMENT LIMITED

By:
Name:
Title:

SEVEN ARTS PICTURES INC.

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

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EXHIBIT C – COMPLIANCE CERTIFICATE

Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the “Agreement”) dated as of January [      ], 2006 by and among SEVEN ARTS FUTURE FLOWS I, LLC (“Borrower”), a Delaware limited liability compny, and ARROWHEAD TARGET FUND LTD., a British Virgin Islands investment fund (“Lender”) and the Guarantors set forth therein.

This Certificate is submitted pursuant to paragraph 9(c) of the Agreement.

The undersigned hereby certifies to Lender that as of the date of this Certificate:

1.             The undersigned is an officer of Borrower, holding the office with respect to Borrower as specified on the signature page hereto.

2.             There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both, would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event or circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

3.             No Material Adverse Change has occurred since [date of last Compliance Certificate/last financial statements delivered prior to closing], or, if such a Material Adverse Change has occurred, a writing attached hereto specifies the nature thereof and the action that Borrower has taken or proposes to take with respect thereto.

4.             Borrower is compliance with the representations, warranties and covenants in the Agreement, or, if Borrower is not in compliance with any representations, warranties or covenants in the Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

5.             The financial statements of Borrower being concurrently delivered herewith have been prepared for Borrower in accordance with GAAP and there have been no material changes in accounting policies or financial reporting practices of Borrower since [date of the last compliance certificate/date of last financial statements delivered prior to closing] or, if any such change has occurred, such changes are set forth in a writing attached hereto.

6.             Attached hereto is a true and correct calculation of the financial covenants contained in Section 14 of the Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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Executed this          day of              , 200     by the undersigned in the capacity indicated below.

SEVEN ARTS FUTURE FLOWS I, LLC

By:
Name:
Title:

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